UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 3, 2013

WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address Of Principal Executive Offices)	(Zip Code)

(763) 295-9202
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4, 6, and 7 are not applicable and therefore omitted.

Item 2.02                  Results of Operations and Financial Condition.

WSI Industries, Inc. (the “Company”) issued a press release on January 3, 2013 disclosing material non-public information regarding its results of operations for the first quarter of fiscal year 2013.  The Company hereby furnishes the press release, which is attached hereto as Exhibit 99.1.

Item 5.07                  Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”) on January 3, 2013 at its offices at 213 Chelsea Road, Monticello, Minnesota, beginning at 1:00 p.m., local time.  Of the 2,903,787 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 2,489,051 shares were present either in person or by proxy.  The final results of voting for each matter submitted to a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1.  To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and shall qualify.

Nominee	For	Withhold	Broker Non-Vote
Thomas C. Bender	878,705	326,397	1,283,949
James D. Hartman	878,705	326,397	1,283,949
Burton F. Myers II	878,705	326,397	1,283,949
Michael J. Pudil	1,181,987	23,115	1,283,949
Benjamin T. Rashleger	1,121,284	83,818	1,283,949

Proposal 2.  To ratify the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as the independent public accountants for the fiscal year ending August 25, 2013.

For	Against	Abstain	Broker Non-Vote
2,458,592	174	30,285	-0-

Accordingly, each nominee was elected as a director of the Company and the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. was ratified and approved.

Item 8.01                  Other Events.

On January 3, 2013, the Company’s Board of Directors declared a dividend of $.04 per share payable January 31, 2013 to holders of record on January 17, 2013.

Item 9.01                  Financial Statements And Exhibits.

Exhibit No.	Description
99.1	Press Release issued by WSI Industries, Inc. on January 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC. By: /s/ Benjamin T. Rashleger Benjamin T. Rashleger Chief Executive Office & President

Date:   January 4, 2013